Proxy Statement Pursuant to Section 14(a) of the
              Securities Exchange Act of 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [  ]

Check the appropriate box:

     [ ]   Preliminary Proxy Statement
     [ ]   Definitive Proxy Statement
     [X]   Definitive Additional Materials
     [ ]   Soliciting Material Pursuant to  240.14a-11(c) or 240.14a-12


                GOLDEN PHARMACEUTICALS, INC.
      (Name of Registrant as Specified in Its Charter)


        __________________________________________
        (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

     [ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(j)(2),
           or Item 22(a)(2) of Schedule 14A.

     [  ] $500 per each party to the controversy pursuant to Exchange Act Rule
                    14a-6(i)(3).
     [  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
                    0-11.

          1)   Title of each class of securities to which transaction applies:

          2)   Aggregate number of securities to which transaction applies:

          3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

          4)   Proposed maximum aggregate value of transaction:

          5)   Total fee paid:

     [ X ]     Fee paid previously with preliminary materials.

     [  ] Check box if any part of the fee is offset as provided by Exchange Act
          Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          1)   Amount Previously Paid:
          2)   Form, Schedule or Registration Statement No.:
          3)   Filing Party:
          4)   Date Filed:
                GOLDEN PHARMACEUTICALS, INC.
                   1313 Washington Avenue
                   Golden, Colorado 80401


Dear Stockholder:

     On December 27, 1996, Golden Pharmaceuticals, Inc. (the "Company") first mailed to its stockholders a proxy statement (the "Proxy Statement") for the 1997 Annual Meeting of Stockholders (the "Meeting") to be held at 9:00 a.m. local time on January 31, 1997 at the Table Mountain Inn, 1310 Washington Street, Golden, Colorado, a form of proxy (the "Proxy") and the Notice of Annual Meeting. Also mailed to each stockholder was a copy of the Company's 1996 Annual Report.

     There was an error on page 12 of the Proxy Statement in the first full paragraph whereby the numbers reflecting the number of shares outstanding after the reverse stock split only assumed a four-for-one stock split instead of a forty-for-one split. Following is the corrected paragraph which assumes a forty-for-one reverse stock split:

          The Company is presently authorized to issue 200,000,000 Shares of which 120,781,444 were outstanding on December 16, 1996. The effect of the Reverse Stock Split (assuming a forty-for-one split is effected) would be to decrease the number of outstanding Shares to approximately 3,019,536 and, since the number of Shares available for issuance will remain at 200,000,000, to increase the number of Shares available for issuance from approximately 79,218,556 to 196,980,464.

Having the additional authorized but unissued Shares would provide the Board with the flexibility and authority to issue such Shares publicly or privately in connection with future financing or acquisition transactions, or for other general corporate purposes, without further action by the stockholders of the Company, unless such action is required by law.

     Enclosed for your convenience is an additional proxy. If you have already voted your Proxy and wish to change your vote, your prior Proxy may be revoked at any time prior to the exercise thereof by signing and returning the enclosed Proxy or by giving written notice of revocation to the Company at the address indicated on the Proxy Statement or by voting in person at the Meeting. Any notice of revocation sent to the Company must include the stockholder's name and must be received prior to the Meeting to be effective.

     You are urged to vote your Proxy even if you currently plan to attend the Meeting. Please remember to sign and date the proxy card; otherwise, it is invalid. Returning your proxy will not prevent you from voting in person but will assure that your vote is counted if you are unable to attend the Meeting.


                              Sincerely,



                              Charles R. Drummond
                              Chairman of the Board of Directors

Golden, Colorado
Dated:  January 7, 1997

Proxy

               GOLDEN PHARMACEUTICALS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
               GOLDEN PHARMACEUTICALS, INC.


     The undersigned hereby appoints Charles R. Drummond and John H. Grant and each of them, as proxies for the undersigned, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all shares of the no par value common stock of Golden Pharmaceuticals, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on January 31, 1997, or at any and all postponements, continuations or adjournments thereof (collectively, the "Meeting").

     This Proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder. If no direction is made, this Proxy will be voted to GRANT AUTHORITY for the election of the nominees to the Board of Directors and FOR each of the other items set forth on the Proxy.

(1) Proposal to amend the Company's Articles of Incorporation to provide for a classified Board of Directors.

  [  ] FOR             [  ] AGAINST  [  ] ABSTAIN

(2)    Proposal to elect the following nominees to the Board of Directors:

               GRANT                     WITHHOLD
             AUTHORITY                   AUTHORITY

  Mr. Charles R. Drummond                   [  ]          [  ]
  Mr. Ladd A. Drummond                      [  ]          [  ]
  Mr. Arch G. Gothard III                   [  ]          [  ]
  Dr. John H. Grant                         [  ]          [  ]
  Mr. Richard G. Wahl                       [  ]          [  ]

(3) Proposal to amend the Company's Articles of Incorporation to effect a reverse stock split of its no par value common stock in a ratio not to exceed forty-for-one.

  [  ] FOR             [  ] AGAINST  [  ] ABSTAIN

(4) Proposal for ratification of selection of Grant Thornton LLP as the Company's independent auditors for the fiscal year ending August 31, 1997.

  [  ] FOR             [  ] AGAINST  [  ] ABSTAIN

(5) In the discretion of such proxy holders, upon such other business as may properly come before the Meeting or any and all postponements, continuations or adjournments thereof.

     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders, dated December 27, 1996 and the Proxy Statement furnished therewith.


Please sign exactly as your name appears hereon. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign partnership name by authorized person.

When signing as a trustee, please give full title as such.


  Dated                                                , 1997


  Authorized Signature






  Title

Please mark boxes [x] in ink. Sign, date and return this Proxy Card to American Securities Transfer, Inc., P.O. Box 1596, Denver, Colorado 80201-9975.